Exhibit 23.3  Consent of Moss Adams LLP as accountants for Sentinel Community
Bank.

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement, on Form S-4 of our report dated January 28, 2000 on the consolidated balance sheet of Sentinel Community Bank and Subsidiary as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, which appears in the Prospectus. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.


/s/ Moss Adams LLP

Stockton, California
March 22, 2000


                                       1